                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    Form S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                         AIRTOUCH COMMUNICATIONS, INC.

 A Delaware corporation                           I.R.S. Employer No. 94-3213132

                             One California Street
                            San Francisco, CA  94111
                            ------------------------

       AIRTOUCH COMMUNICATIONS, INC. 1993 LONG-TERM STOCK INCENTIVE PLAN

                               Agent for Service:

                                Margaret G. Gill
          Senior Vice President Legal, External Affairs and Secretary
                         AirTouch Communications, Inc.
                             One California Street
                            San Francisco, CA  94111
                                 (415) 658-2000
                            ------------------------

                  Please send copies of all communications to:

                              Kristina Veaco, Esq.
                         AirTouch Communications, Inc.
                             One California Street
                            San Francisco, CA  94111
                                 (415) 658-2000

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                     Proposed      Proposed
Title of                                             Maximum       Maximum
Securities                        Amount             Offering      Aggregate         Amount of
to be                             to be              Price Per     Offering          Registration
Registered                        registered         Share         Price             Fee
-------------------------------------------------------------------------------------------------
Common Stock $.01 par value (1)   9,900,000 shares   $28.8125(2)   $285,243,750.00   $98,359.91(3)


=================================================================================================

(1) Including associated Series A Participating Preferred Stock purchase rights.
(2) Estimated in accordance with Rule 457(c), solely for purposes of calculating the registration fee, on the basis of the average of the high and low sale prices on the New York Stock Exchange on November 21, 1995.
(3) This Registration Statement incorporates by reference Registration Statement on Form S-8 (File No. 33-57081), pursuant to which the registrant registered 13,134,474 shares to be issued pursuant to the AirTouch Communications, Inc. 1993 Long-Term Stock Incentive Plan, and paid a fee of $108,108.29. This fee relates only to the additional 9,900,000 Shares being registered hereby, in accordance with Instruction E of Form S-8.

  This Registration Statement will become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

        The contents of the registrant's Registration Statement on Form S-8 filed December 27, 1994 (No. 33-57081) are incorporated herein by reference.


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
Item 8.    Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit
Number         Description
-------        -----------
5              Opinion of Margaret G. Gill, Senior Vice President Legal,
               External Affairs and Secretary

15.i           Letter Re Unaudited Interim Financial Information - Coopers &
               Lybrand L.L.P.

15.ii          Letter Re Unaudited Interim Financial Information - Price
               Waterhouse LLP

23.i           Consent of Margaret G. Gill, included in Exhibit 5

23.ii          Consent of Coopers & Lybrand L.L.P., independent accountants

23.iii         Consent of Coopers & Lybrand L.L.P. (CMT Partners)

23.iv          Consent of Ernst & Young (New Par)

23.v           Consent of Ernst & Young (CCI)

23.vi          Consent of KPMG Deutsche Trenand-Loesellschaft (Mannesmann Mobilfunk)

24             Power of Attorney



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
                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on November 22, 1995.

AIRTOUCH COMMUNICATIONS, INC.


/s/ Mohan S. Gyani
------------------
By:  Mohan S. Gyani
     Executive Vice President, Chief Financial Officer


                                     * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 22, 1995

                        Signature                     Title
                        ---------                     -----
                   Sam Ginn*                Principal Executive Officer
                                            Chairman of the Board and Chief
                                            Executive Officer

                   Mohan S. Gyani*          Principal Financial Officer
                                            Principal Accounting Officer
                                            Executive Vice President and Chief
                                            Financial Officer

                   Carol A. Bartz*          Director

                   Donald G. Fisher*        Director

                   James R. Harvey*         Director

                   Paul Hazen*              Director

                   Arthur Rock*             Director

                   Arun Sarin*              Director

                   George P. Shultz*        Director

                   Charles R. Schwab*       Director

                   C. Lee Cox*              Director


*By: /s/ Mohan S. Gyani
     ------------------
     Mohan  S. Gyani
     Executive Vice President, Chief Financial Officer
     Principal Accounting and Principal Financial Officer
     Attorney-in-fact


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
                                 EXHIBIT INDEX

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto. All other exhibits are provided as part of the electronic transmission.

Exhibit
Number         Description
-------        -----------

5              Opinion of  Margaret G. Gill, Senior Vice President Legal,
               External Affairs and Secretary

15.i           Letter Re Unaudited Interim Financial Information - Coopers &
               Lybrand L.L.P.

15.ii          Letter Re Unaudited Interim Financial Information - Price
               Waterhouse LLP

23.i           Consent of Margaret G. Gill, included in Exhibit 5

23.ii          Consent of Coopers & Lybrand L.L.P., independent accountants

23.iii         Consent of Coopers & Lybrand L.L.P. (CMT Partners)

23.iv          Consent of Ernst & Young LLP (New Par)

23.v           Consent of Ernst & Young LLP (CCI)

23.vi          Consent of KPMG Deutsche Treuhand-Gesellschaft (Mannesmann
               Mobilfunk)

24             Power of Attorney


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